Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 8, 2012, by and among MICHAEL BAKER CORPORATION, a Pennsylvania corporation (“MBC”), MICHAEL BAKER, JR., INC., a Pennsylvania corporation (“Michael Baker Jr.”) and MICHAEL BAKER ENGINEERING, INC., a New York corporation (“Baker NY”) (MBC, Michael Baker Jr. and Baker NY are sometimes individually referred to herein as a “Borrower” and collectively as the “Borrowers”), the guarantor parties to the Credit Agreement from time to time (the “Guarantors”), the Bank parties to the Credit Agreement from time to time (the “Banks”) and CITIZENS BANK OF PENNSYLVANIA, a banking association organized and existing under the laws of the Commonwealth of Pennsylvania, as administrative agent for the Bank parties hereunder (in such capacity, together with the successors in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, the Banks and the Agent entered into that certain Credit Agreement dated as of September 30, 2010 (the “Credit Agreement”), pursuant to which the Bank parties to the Credit Agreement have made a revolving credit facility in the maximum aggregate amount of $125,000,000 available to Borrowers, the Swing Line Lender (as defined in the Credit Agreement) has made a swing line facility in the maximum aggregate amount of $5,000,000 available to the Borrowers, and the Issuing Bank (as defined in the Credit Agreement) has agreed to issue Letters of Credit up to the maximum aggregate amount of $20,000,000;

WHEREAS, the parties to this Amendment, in their mutual interest, have agreed to amend certain provisions of the Credit Agreement, all as provided for and upon the terms and conditions set forth in this Amendment; and

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Defined Terms. All terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. The Credit Agreement and this Amendment are to be treated as one agreement and are together referred to hereafter as the “Agreement”.

2. Recitals. The recitals set forth above are fully incorporated into this Amendment by reference. All references to “Agent” shall refer to Agent in its capacity as agent for the Banks and for the benefit of itself and the Banks and on behalf of itself and the Banks, as provided for and contemplated under the Loan Documents.

3. Amendment of Certain Defined Terms.

(a) The following terms contained in Section 1.01 of the Credit Agreement are amended and restated as follows:

(i) “Agreement” shall mean this Credit Agreement entered into by and among the Borrowers, the Guarantors, the Banks and the Agent dated as of September 30, 2010, as amended by the First Amendment dated as of the First Amendment Date, as the same may be further amended, modified or supplemented from time to time.

(b) The following terms shall be inserted in Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

(i) “First Amendment” shall mean the First Amendment to the Credit Agreement by and among the Borrowers, the Agent and the Banks dated as of the First Amendment Date.

(ii) “First Amendment Date” shall mean November 8, 2012.

4. Amendment of Section 2.01(a). Subsection (a) of Section 2.01 of the Credit Agreement shall be amended and restated as follows:

(a) Revolving Credit Loans. Subject to the terms and conditions and relying upon the representations and warranties set forth in this Agreement, the Notes and the other Loan Documents, the Banks severally (but not jointly) agree to make loans (the “Revolving Credit Loans”) to the Borrowers at any time or from time to time on or after the Closing Date and to and including the Business Day immediately preceding the Expiry Date in an aggregate principal amount which, when combined with the aggregate principal amount of all Swing Line Loans outstanding and the aggregate Letter of Credit Undrawn Availability, shall not exceed at any one time outstanding Fifty Million and 00/100 Dollars ($50,000,000.00) (the “Revolving Credit Facility Commitment”); provided, however, that no Bank shall be required to make Revolving Credit Loans (or participate in the issuance of Letters of Credit) in an aggregate principal amount outstanding at any one time exceeding such Bank’s Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Bank Commitment Percentage. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement including, without limitation, the Banks’ right to demand repayment of the Revolving Credit Loans upon the occurrence of an Event of Default, the Borrowers may borrow, repay and reborrow under this Section 2.01; provided, however, that if the Borrowers prepay any Libor Rate Loan on a day other than the last day of the applicable Interest Period for such Libor Rate Loan, then the Borrowers shall comply with the terms and conditions of Section 2.11(c) with respect to such prepayment.

5. Amendment of Section 6.11. Section 6.11 of the Credit Agreement shall be amended and restated as follows:

6.11 Distributions. No Borrower shall declare, make, pay, or agree, become or remain liable to make or pay, any Distributions of any nature (whether in cash, property, securities or otherwise) on account of or in respect of any shares of the capital stock of such Borrower or on account of the purchase, redemption, retirement or acquisition of

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any shares of the capital stock (or warrants, options, or rights for any shares of the capital stock of the Borrower) other than (i) Distributions declared, made or paid by a Subsidiary of a Borrower to such Borrower, (ii) Distributions made by MBC in an aggregate amount not to exceed Twenty Million and 00/100 Dollars ($20,000,000.00) from and after the date of this Agreement, and (iii) Distributions to repurchase shares of capital stock of MBC upon terms and at times that are determined by the board of directors of MBC from time to time, provided that such Distributions do not exceed Ten Million and 00/100 Dollars ($10,000,000.00) during any rolling twelve (12) month period. No Borrower nor any Subsidiary of a Borrower shall enter into or suffer to exist any agreement with any Person, other than in connection with this Agreement, which prohibits or limits the ability of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist any Distribution.

6. Amendment of Section 9.04 Notices. Section 9.04 of the Credit Agreement shall be amended and restated as follows:

9.04 Notices. All notices, requests, demands, directions and other communications (collectively, “Notices”) under the provisions of this Agreement or the Notes must be in writing (including telexed or telecopied communication) unless otherwise expressly permitted under this Agreement and must be sent by first-class or first-class express mail, private overnight or next Business Day courier or by telecopy with confirmation in writing mailed first class, in all cases with charges prepaid, and any such properly given Notice will be effective when received. All Notices will be sent to the applicable party at the addresses stated below or in accordance with the last unrevoked written direction from such party to the other parties.

If to Borrowers:	Michael J. Zugay
Chief Financial Officer
Michael Baker Corporation
Airport Business Park
100 Airside Drive
Moon Township, PA 15108

and a copy to:	H. James McKnight, Esquire
Secretary and General Counsel
Michael Baker Corporation
Airport Business Park
100 Airside Drive
Moon Township, PA 15108

Michael C McLean, Esquire
K&L Gates
K&L Gates Center, 210 Sixth Ave
Pittsburgh, PA 15222

If to Agent:	John J. Ligday, Jr.
Senior Vice President
Citizens Bank of Pennsylvania
29th Floor
525 William Penn Place
Pittsburgh, PA 15219

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and a copy to:	Craig S. Heryford, Esquire Buchanan Ingersoll & Rooney, PC 20th Floor, One Oxford Centre Pittsburgh, PA 15219-1425

If to Banks:	At such Bank’s address set forth on Schedule 1 attached hereto and made a part hereof

7. Amendment of Schedule 1. Schedule 1 of the Credit Agreement shall be amended and restated as set forth on Schedule 1 attached to the First Amendment.

8. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. Saving Clause. Except as specifically amended or modified by this Amendment, all parties to this Amendment hereby confirm and ratify the Credit Agreement in its entirety, including without limitation, the Exhibits, Schedules and Annexes thereto and agree to be bound by the terms thereof.

10. Fees and Expenses. The Borrower shall pay to the Agent all costs and expenses (including reasonable attorneys fees) incurred by the Agent in connection with the negotiation, execution and delivery of this Amendment.

11. Authorization. Each individual signing this Amendment on behalf of a legal entity represents that such individual is an authorized representative of such legal entity.

[Signature pages begin on following page]

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SIGNATURE PAGE 1 OF 4 TO THE FIRST AMENDMENT TO THE CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Amendment as of the date first above written.

BORROWERS:

MICHAEL BAKER CORPORATION

By:	/s/ Bradley L. Mallory
Title:	President & CEO

MICHAEL BAKER, JR., INC.

By:	/s/ Bradley L. Mallory
Title:	President & CEO

MICHAEL BAKER ENGINEERING, INC.

By:	/s/ Bradley L. Mallory
Title:	Executive Vice President

SIGNATURE PAGE 2 OF 4 TO THE FIRST AMENDMENT TO THE CREDIT AGREEMENT

AGENT:

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ John J. Ligday, Jr.
Title:	Senior Vice President

SIGNATURE PAGE 3 OF 4 TO THE FIRST AMENDMENT TO THE CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Justin Krauss
Title:	Assistant Vice President

SIGNATURE PAGE 4 OF 4 TO THE FIRST AMENDMENT TO THE CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ J. Barrett Donovan
Title:	Senior Vice President

Schedule 1

Commitments of Lenders

Bank	Revolving Credit Commitment	Commitment Percentage
Citizens Bank of Pennsylvania	$20,000,000	40%
29th Floor
525 William Penn Place
Pittsburgh, PA I 5222

PNC Bank, National Association	$17,000,000	34%
249 Fifth Avenue One PNC Plaza
Pittsburgh, PA 15222

Wells Fargo Bank, National Association	$13,000,000	26%
Four Gateway Centre
444 Liberty Avenue, Suite 1400
Pittsburgh, PA 15222

Total Commitment Amount	$50,000,000	100%

JOINDER

Intending to be legally bound hereby, the undersigned Guarantor parties to the Credit Agreement (collectively, the “Guarantors”) join in the foregoing First Amendment to Credit Agreement for the purpose of consenting to the terms thereof and ratifying and confirming their obligations under its Guaranty and Suretyship Agreement and the other Loan Documents to which it is a party, as the case may be, previously delivered to the Agent or the Banks. Furthermore, the undersigned acknowledge and agree that the obligations of the Borrowers incurred in connection with the First Amendment to Credit Agreement shall be obligations which are secured by and entitled to the benefits of the Guarantees and the other Loan Documents to which the undersigned is a party, as the case may be.

Each of the undersigned hereby reaffirms the validity and enforceability of the Guarantees to which each such undersigned is a party. The undersigned hereby represents and warrants that as of the date of this First Amendment to Credit Agreement, the undersigned has no defenses or counterclaims whatsoever against the Agent or the Banks arising from this Amendment, the Credit Agreement or the Loan Documents, or any of them and that the Agent and the Banks have not waived any of their rights and remedies.

GUARANTORS:

THE LPA GROUP INCORPORATED

By:	/s/ Bradley L. Mallory
Title:	Executive Vice President

RBF CONSULTING

By:	/s/ Bradley L. Mallory
Title:	Executive Vice President